Exhibit 10.15

CONFIDENTIAL

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

MASTER SERVICES AGREEMENT

This Master Services Agreement (the “Agreement”), dated as of January 23, 2012 (the “Effective Date”), is between Medpace, Inc., an Ohio Corporation with a principal place of business at 5375 Medpace Way, Cincinnati, OH 45227 (“MEDPACE”) and BioGenerics, Inc., a Delaware Corporation with a principal place of business at 201 Redwood Shores Parkway, Suite 200, Redwood City, CA 94065 (“SPONSOR”). MEDPACE and SPONSOR are sometimes referred to herein individually as a “Party” and together as the “Parties”.

RECITALS:

WHEREAS, SPONSOR is in the business of developing and obtaining regulatory approval of the marketing and sale of biological products;

WHEREAS, MEDPACE is engaged in the business of providing services related to the design and execution of clinical development programs involving drugs, biologics, and medical devices through engagement by its clients, the sponsors of clinical development programs, to perform such services;

WHEREAS, SPONSOR desires to engage MEDPACE to perform certain services as set forth hereinafter in connection with certain clinical trials (the “Services”), all in accordance with and subject to the terms of this Agreement; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Parties hereby agree as follows:

1.	PROJECT SPECIFICATIONS

A.	MEDPACE hereby agrees to perform Services for SPONSOR from time to time. The precise Services to be performed by MEDPACE shall be mutually agreed upon by the Parties and set forth in one or more task orders (each a “Task Order”), a form of which is attached hereto as Exhibit A; provided that MEDPACE may not unreasonably delay or withhold its approval of any Task Order. Each Task Order shall be signed by an authorized representative of each Party and attached hereto as an exhibit. Each Task Order shall include detailed information concerning a given project, including a description of the specific services to be provided (“Scope of Work”), project milestones and target completion dates (“Project Schedule”), a detailed budget (“Project Budget”), and a schedule of payments related to the Project Schedule and the Project Budget (“Payment Schedule”). Each Task Order shall contain a Transfer of Obligations list (“Transfer of Obligations”) in conjunction with the relevant Task Order and consistent with the regulations set forth in 21 C.F.R. Section 312, Subpart D (Responsibilities of Sponsors and Investigators). Any responsibilities not specifically transferred in the Transfer of Obligations shall remain the regulatory responsibility of SPONSOR.

B.	MEDPACE shall conduct the Services in compliance with the terms and conditions of this Agreement and the relevant Task Order, MEDPACE SOPs and Policies, and applicable law.

C.	From time to time, SPONSOR may wish to enter into a Task Order with a MEDPACE Affiliate for Services under this Agreement (“Affiliate Task Order”), and such MEDPACE Affiliate may wish enter into the Affiliate Task Order with SPONSOR. Any such Affiliate Task Order must be in writing and signed by the parties to the Affiliate Task Order, and each signatory to an Affiliate Task Order is solely responsible for all obligations it undertakes under the Affiliate Task Order. For the purposes of a particular Affiliate Task Order, the Affiliate signing such Affiliate Task Order will be deemed substituted for MEDPACE everywhere “MEDPACE” appears in this Agreement, and the term “Affiliate Task Order” will be deemed substituted for Task Order everywhere “Task Order” appears in this Agreement.

D.	As used herein, “Affiliate” means in relation to a Party, any entity, directly or indirectly, controlling such Party, controlled by such Party, or under common control with such Party.

2.	PROJECT SCHEDULE

A.	Each Task Order shall include a Project Schedule containing project timelines, milestones or target dates for completion of a project or a portion thereof, and all such schedules shall be reasonable for the Services to be provided. In all events, the Parties shall use their reasonable best efforts to comply with the Project Schedule set forth in each Task Order.

B.	If at any time either Party anticipates a delay in meeting the timelines for a given Task Order as set forth in its Project Schedule[***], then the anticipating Party shall promptly notify the other Party in writing[***].

3.	CONTRACT AMENDMENTS

Any change in the details of a Task Order or the assumptions upon which the Task Order is based may require changes in the Project Budget, Payment Schedule or Project Schedule. Every such change shall require a written amendment to the Task Order (a “Contract Amendment”). Each Contract Amendment shall [***]. The Contract Amendment will become effective upon the execution of the Contract Amendment by both Parties[***]. [***]. No Contract Amendment shall become effective [***]. Any

[***]  Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

such changes that result in additional charges shall be reflected in the Contract Amendment to the affected Task Order, Project Budget or Payment Schedule.

4.	PROJECT BUDGET, PAYMENT SCHEDULE, AND TERMS

A.	Service Fees:

SPONSOR agrees to pay MEDPACE for Services rendered pursuant to the Project Budget and Payment Schedules included in each Task Order. All MEDPACE Services will be charged using [***]. [***].

B.	Pass-Through Costs:

SPONSOR agrees to reimburse MEDPACE for reasonable pass-through costs identified in the Task Order and actually incurred by MEDPACE in providing the Services in accordance with the relevant Task Order (“Pass-through Costs”). All expenses billed to SPONSOR by MEDPACE must be accompanied by appropriate documentary evidence, such as receipts or other documentation reasonably acceptable to SPONSOR.

C.	Pre-Funded Expenses:

The Parties hereby acknowledge and agree that, if SPONSOR and MEDPACE agree in writing that as part of the Services to be provided under this Agreement or any Task Order(s) [***]. [***] limited to [***]. If this Agreement is terminated and any such services are not performed by such third parties, MEDPACE shall [***].

D.	Acknowledgement:

The Parties acknowledge and agree that any third parties (including but not limited to investigators, institutions or site management organizations) paid with Pass-through Costs or Pre-funded Expenses in connection with the performance of Services under this Agreement or any Task Order shall not be considered the agent, employee or subcontractor of either Party.

[***]  Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

E.	Payment Terms:

SPONSOR shall deliver [***] payments to MEDPACE within [***] after receipt of a written invoice and required supporting documentation as applicable. An annual interest rate of the lower of [***] will be applied to outstanding undisputed invoices greater than [***] from the date of receipt.

5.	WARRANTIES AND REPRESENTATIONS:

A.	Acknowledgements:

MEDPACE acknowledges that the Services to be provided hereunder are for the benefit of, and are subject to the direction of, SPONSOR. MEDPACE acknowledges that SPONSOR is the beneficiary under the terms of this Agreement and each Task Order, and that SPONSOR is entitled to enforce the provisions thereof.

B.	Representations and Warranties of MEDPACE:

i.	MEDPACE represents and warrants that it is duly organized, validly existing and in good standing in its place of organization, and is in good standing in and duly qualified to do business.

ii.	MEDPACE represents and warrants that the execution, delivery and performance of this Agreement and each Task Order has been validly authorized by all corporate action and this Agreement and each Task Order represents the valid binding agreement of MEDPACE enforceable in accordance with its terms. The execution, delivery and performance of this Agreement and each Task Order will not violate any organizational document governing MEDPACE, any agreement to which MEDPACE is a party, or any law or court or governmental order, holding or writ by which MEDPACE is bound.

iii.	MEDPACE represents and warrants that it shall render the Services requested by SPONSOR in accordance with high professional standards, consistent with Good Clinical Practices and with the standard of care customary in the contract research organization industry.

iv.	MEDPACE represents and warrants that the personnel assigned to perform Services rendered under this Agreement shall be qualified and professionally capable of performing the Services, shall be adequate to effectively perform the Services on the schedule set forth in the Project Schedule and shall devote such time as is necessary to perform the Services on such schedule.

v.	MEDPACE represents and warrants that it shall perform the Services in compliance with all applicable laws and regulations including, without limitation, the Federal Food, Drug and Cosmetic Act and the regulations promulgated pursuant thereto, and all future amendments during the term.

vi.	MEDPACE represents and warrants that it shall make available to SPONSOR, or to the responsible regulatory authority, relevant records, programs and data as

[***]  Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

may reasonably be requested by SPONSOR or which is the subject of a Task Order.

vii.	MEDPACE represents and warrants that there is no litigation, regulatory investigation or proceeding, administrative hearing or any other similar proceeding pending or to the best of its knowledge threatened against MEDPACE which could adversely affect MEDPACE’s ability to perform the Services.

C.	Representations and Warranties of SPONSOR:

i.	SPONSOR represents and warrants that it is duly organized, validly existing and in good standing in its place of organization, and is in good standing in and duly qualified to do business.

ii.	SPONSOR represents and warrants that the execution, delivery and performance of this Agreement and each Task Order has been validly authorized by all corporate action and this Agreement and each Task Order represents the valid binding agreement of SPONSOR enforceable in accordance with its terms. The execution, delivery and performance of this Agreement and each Task Order will not violate any organizational document governing SPONSOR, any agreement to which SPONSOR is a party, or any law or court or governmental order, holding or writ by which SPONSOR is bound.

iii.	SPONSOR represents and warrants that there is no litigation, regulatory investigation or proceeding, administrative hearing or any other similar proceeding pending or to the best of its knowledge threatened against SPONSOR which could adversely affect SPONSOR’s ability to perform under this Agreement or any Task Order.

6.	TERM AND TERMINATION

A.	This Agreement shall commence on the Effective Date and shall continue until terminated pursuant to this Article 6.

B.	Either Party may terminate this Agreement in its entirety without cause upon [***] prior written notice to the other Party[***].

C.	[***].

D.	MEDPACE may terminate a Task Order [***] if SPONSOR materially breaches any obligation or representation or warranty thereunder and has not cured such breach within [***] after receipt of written notice from MEDPACE [***].

E.	SPONSOR may terminate this Agreement [***] if MEDPACE materially breaches any provision of this Agreement and has not

[***]  Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

cured such breach within [***] after receipt of written notice from SPONSOR [***].

F.	In the event of any termination [***], SPONSOR agrees to [***]. As soon as [***] following [***], MEDPACE shall [***]. [***].

G.	As soon as [***], the Parties shall [***]. MEDPACE shall [***], and SPONSOR shall [***].

H.	Expiration or early termination of this Agreement by either Party shall not affect the rights and obligations of the Parties accrued prior to the date of expiration or early termination. The rights and obligations under Sections 4 (as to outstanding payment and reimbursement obligations), 6.F, 6.G, 6.H, 8, 9, 10, 11, 12, 14, 15, 16, 18, 19, 20, 21, 22, 24, and 27 shall all survive the expiration or early termination of this Agreement.

7.	COMMUNICATIONS

Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed given if (a) delivered personally, (b) mailed by prepaid, first class, certified mail, return receipt requested, or (c) sent by express courier service, to the Party to be notified at the addresses set forth below (or such other address as shall be designated by written notice); provided that all notices shall be effective upon receipt thereof if delivered in accordance with Section 7(a), three (3) days after mailing if delivered in accordance with Section 7(b), and one (1) business day after mailing if delivered in accordance with Section 7(d):

If to MEDPACE:

Medpace, Inc.

4620 Wesley Avenue

Cincinnati, Ohio 45212

[***]  Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Attn: August J. Troendle

Telephone: [***]

If to SPONSOR:

BioGenerics, Inc.

201 Redwood Shores Parkway, Suite 200,

Redwood City, CA 94065

Attn: Dennis M. Lanfear

Telephone: [***]

8.	CONFIDENTIALITY

A.	“Confidential Information” means all confidential information disclosed by or on behalf of a Party to the other Party pursuant to this Agreement or the confidentiality agreement entitled Mutual Nondisclosure Agreement between the Parties, dated 15 February 2011 (the “CDA”), including without limitation all commercial, technical, scientific, or medical information, trade secrets, know-how, product plans, products, services, customer lists and customers, markets, software, developments, inventions, processes, formulas, molecular or chemical structures or identities, technology, algorithms, designs, drawings, engineering, hardware configuration, marketing, finances, or other business information.

B.	SPONSOR may provide Confidential Information to MEDPACE during the course of this Agreement (“SPONSOR Confidential Information”). All information or data collected by MEDPACE for SPONSOR during the course of performance of the Services is deemed to be SPONSOR Confidential Information.

i.	MEDPACE shall not disclose SPONSOR Confidential Information to any third party, or use SPONSOR Confidential Information for any purpose other than for those set forth under this Agreement or a Task Order, without the prior written consent of SPONSOR.

ii.	MEDPACE shall ensure by binding written agreement that its employees, agents, approved subcontractors and approved independent contractors involved in the Services shall comply with the provisions of this Article 8. MEDPACE shall disclose SPONSOR Confidential Information only to those of its employees, agents, and approved subcontractors and independent contractors who reasonably need to know SPONSOR Confidential Information.

iii.	MEDPACE shall exercise due care, but no less than a reasonable degree of care, to prevent the unauthorized disclosure and use of SPONSOR Confidential Information.

C.

MEDPACE may provide Confidential Information to SPONSOR during the course of this Agreement (“MEDPACE Confidential Information”). MEDPACE Confidential Information shall further include but is not limited to standard operating procedures, pricing, and financial information provided by MEDPACE or its Affiliates to SPONSOR during the

[***]  Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

course of performance of the Services, and any other non-public information pertaining to MEDPACE’s business practices.

i.	SPONSOR shall not disclose MEDPACE Confidential Information to any third party, or use MEDPACE Confidential Information for any purpose other than for those set forth under this Agreement or a Task Order, without the prior written consent of MEDPACE.

ii.	SPONSOR shall ensure by binding written agreement that its employees, agents, approved subcontractors and approved independent contractors involved in the Services shall comply with the provisions of this Article 8. SPONSOR shall disclose MEDPACE Confidential Information only to those of its employees, agents, and approved subcontractors and independent contractors who reasonably need to know MEDPACE Confidential Information.

iii.	SPONSOR shall exercise due care, but no less than a reasonable degree of care, to prevent the unauthorized disclosure and use of MEDPACE Confidential Information.

D.	The confidentiality and nondisclosure provisions of Sections 8.B and 8.C shall not apply to:

i.	Information which was known by the receiving Party before the date hereof or which is independently discovered, after the date hereof, without the aid, application or use of the disclosing Party’s Confidential Information, as evidenced by competent written records;

ii.	Information which is in the public domain on the date hereof or subsequently becomes publicly available through no fault or action of the receiving Party; or

iii.	Information, which is disclosed to the receiving Party by a third party, authorized to disclose it without breach of and not subject to any obligation of confidentiality to the disclosing Party or any other party.

E.	Notwithstanding anything in this Agreement to the contrary, if the receiving Party is required to disclose the Confidential Information of the other Party or the substance of this Agreement in connection with a legal or administrative proceeding or otherwise to comply with a requirement under the law, the receiving Party will give the disclosing Party prompt notice of such request so that the disclosing Party may seek an appropriate protective order or other remedy, or waive compliance with the relevant provisions of this Agreement. The disclosing Party must notify the receiving Party within ten (10) days from its receipt of such notice that it intends to take action in response to the request for disclosure. If the disclosing Party seeks a protective order, confidential treatment, or other legally permitted remedy, the receiving Party, at the disclosing Party’s expense, will cooperate with and assist the disclosing Party in such efforts. Failure of the disclosing Party to intervene shall not waive the receiving Party’s obligations to maintain the confidentiality of such Confidential Information except in so far as the receiving Party must comply with the terms of such process compelling disclosure.

F.	The terms and conditions of this Agreement and any Task Order will be deemed “Confidential Information” and may not be disclosed by either Party without the prior written consent of the other Party except as provided in Section 8.E; provided, however, that SPONSOR may disclose the terms and conditions of this Agreement and any Task Order to prospective and actual collaborators, investors, acquirers, or other third parties in connection with any prospective or actual financing, acquisition, or related transaction.

9.	RIGHTS IN PROPERTY

A.	All materials, documents, data, software and information of every kind and description supplied to MEDPACE by or on behalf of SPONSOR hereunder (“SPONSOR Materials”) remain the property of SPONSOR.

B.	All materials, documents, data, software and information of every kind and description prepared, developed, or generated by MEDPACE pursuant to this Agreement (except for the pre-existing MEDPACE procedural manuals, personal data, methods, procedures, and policies) and all data and information collected, generated, or derived by MEDPACE as the result of Services performed by it under this Agreement, including without limitation study materials, study data, case report forms, and reports (collectively, all of the foregoing shall be “Work Product”) shall be the sole and exclusive property of SPONSOR.

C.	SPONSOR shall have the right to make whatever use it deems desirable of any SPONSOR Materials or Work Product. MEDPACE shall not, without the prior written consent of SPONSOR, publish, disseminate, or otherwise disclose to any third party any SPONSOR Materials or Work Product (except such disclosure as may be required by law), or use any SPONSOR Materials or Work Product for any purpose other than the performance of this Agreement.

D.	Any inventions, discoveries, developments, or other intellectual property, including without limitation patents, trade secrets, copyrights and trademarks, and any improvements thereof, that may (i) evolve from SPONSOR Materials or Work Product or (ii) arise as the result of Services performed by MEDPACE under this Agreement (“SPONSOR Inventions”) shall belong exclusively to SPONSOR.

E.	SPONSOR acknowledges that all computer programs, software, applications, databases, proposals and other documentation that is (i) generally used by MEDPACE and (ii) not directly related to or derived from the Services or developed solely for SPONSOR are the exclusive and confidential property of MEDPACE or the third parties from whom MEDPACE has secured the right of use. SPONSOR agrees that any improvement, alteration or enhancement to MEDPACE systems, software, applications or processes which are developed or implemented during the course of any Services performed hereunder, without the use of any SPONSOR Materials or SPONSOR Confidential Information (or derivatives thereof), shall be the property of MEDPACE.

10.	INTELLECTUAL PROPERTY

A.	MEDPACE hereby assigns to SPONSOR any and all right, title, and interest that MEDPACE may have in any and all SPONSOR Inventions.

B.	MEDPACE shall disclose promptly to SPONSOR any and all SPONSOR Inventions and any other inventions, discoveries and improvements conceived or made by MEDPACE while providing Services to SPONSOR pursuant to the Agreement.

Whenever requested to do so by SPONSOR, MEDPACE shall, at SPONSOR’s reasonable cost and expense, execute any and all applications, assignments, or other instruments and give testimony which SPONSOR shall deem necessary to apply for and obtain a patent in the United States of America and/or other applicable jurisdiction or of any foreign country or to protect otherwise SPONSOR’s interests.

11.	PUBLICITY

A.	MEDPACE shall not make any public announcements concerning this Agreement or the subject matter hereof without the prior written consent of SPONSOR.

B.	Except as otherwise expressly permitted by this Agreement, neither Party may use the other Party’s name, logo or trademark in any communication, release, notice or other publication without the prior written consent of other Party.

12.	SECURITY AND DISPOSITION OF STUDY FILES

A.	MEDPACE shall use commercially reasonable efforts, including but not limited to periodic backup of computer files, to prevent the loss or alteration of Work Product, SPONSOR’s study data, SPONSOR Confidential Information, documentation, and correspondence. MEDPACE shall in all respects comply with any Food and Drug Administration regulations, and any international counterparts thereof, concerning the maintenance, creation and storage of records, including electronic records.

B.	At appropriate time points or at completion of Services under a Task Order, MEDPACE shall transfer Work Product and any other study materials, documents and correspondence to SPONSOR. MEDPACE shall have the right to retain one copy of any Work Product or other study materials, documentation, and correspondence necessary solely to meet regulatory or MEDPACE’s own internal audit requirements, so long as it continues to maintain the confidentiality obligations of Article 8.

C.	Within [***] of SPONSOR’s written request, MEDPACE shall transfer to SPONSOR any and all clinical databases per SPONSOR’s written specifications, [***].

13.	SPONSOR OBLIGATIONS

SPONSOR acknowledges that performance of the Services by MEDPACE will require the co-operative involvement of both Parties, and SPONSOR hereby agrees to provide such assistance as may be reasonably necessary to enable MEDPACE to perform the Services.

[***]  Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

14.	INDEMNIFICATION; INSURANCE

A.	SPONSOR shall indemnify, defend and hold harmless MEDPACE from and against any and all damages, losses, liabilities, costs or expenses (collectively, “Damages”), resulting or arising from any third party claims, demands, assessments, actions, suits, investigations or proceedings (collectively, “Claims”), relating to or arising from or in connection with this [***].

B.	MEDPACE shall indemnify, defend and hold harmless SPONSOR from and against any and all Damages resulting or arising from any third party Claims relating to or arising from or in connection [***].

C.	The Party seeking indemnification (the “Indemnified Party”) from the other Party (the “Indemnifying Party”) will promptly notify the Indemnifying Party of any third party Claim giving rise to indemnification hereunder. The Indemnifying Party shall have the right to control the defense and settlement of any Claims or Damages, provided, however, that the Indemnifying Party will make no admission to, nor any settlement or agreement with, any third party, without the Indemnified Party’s prior written consent, which consent shall not be unreasonably withheld. The Indemnified Party shall have the right to obtain separate legal counsel at its own expense if it so chooses and shall reasonably cooperate in the defense of any Claims or Damages.

D.	Each Party shall secure and maintain in full force and effect throughout the term of the Agreement commercially reasonable levels of insurance adequate in scope to cover its performance under this Agreement and any Task Orders. Each Party shall, upon request by the other Party, provide a copy of a certificate evidencing its insurance coverage to the other Party.

15.	LIMITATION OF LIABILITY

EXCEPT WITH RESPECT TO A BREACH OF ARTICLE 8 OR THIRD PARTY CLAIMS FOR WHICH A PARTY MAY BE INDEMNIFIED PURSUANT TO SECTIONS 14.A AND 14.B, IN NO EVENT SHALL SPONSOR OR MEDPACE BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES OR LOST PROFITS ARISING OUT OF THE PROVISION OF SERVICES HEREUNDER, EVEN IF THE BREACHING PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

[***]  Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

16.	INSPECTIONS AND AUDITS

A.	SPONSOR, or its designee, shall have the right to monitor the operations of MEDPACE hereunder, and representatives of SPONSOR, or its designee, shall have the right to visit any of the facilities where MEDPACE is performing any of the Services and during such visits to inspect the work being done and materials used, to observe the procedures being followed, and to examine the books, records and other data relevant to the Services. SPONSOR, or its designee, shall have the right, during the term of this Agreement and for [***] after expiration or any termination of this Agreement, upon at least [***] prior written notice to MEDPACE, to examine the standard operating procedures, facilities, books, records, papers, files and documentation, including computer files, databases and records, at MEDPACE’s facilities, (i) to determine the adequacy of such records, (ii) to ensure the Services are being performed or were performed in accordance with the approved Task Orders and applicable laws and regulations, and/or (iii) to examine the financial records of MEDPACE as may be reasonably necessary to verify out-of-pocket expenses incurred during the performance of the Services.

B.	In the event of an inquiry or inspection by the FDA or any regulatory or governmental authority relating to the Services performed hereunder, MEDPACE shall: (i) notify SPONSOR within [***] after MEDPACE first learns of such inquiry or inspection, (ii) forward to SPONSOR within [***] copies of any correspondence relating to such inquiry or inspection, (iii) notify SPONSOR promptly of any actions taken in response to or in anticipation of such inquiry or inspection, and (iv) notify SPONSOR promptly of the results of any such inquiry or inspection, including requested or required improvements, changes or modifications to the Services. Where reasonably practicable, and to the extent permitted under applicable law, SPONSOR will be given the opportunity to have a representative present during any inspection and to review and comment on responses given to the FDA or regulatory or governmental authority prior to MEDPACE’s making such responses.

C.	MEDPACE shall provide reasonable assistance, including making available members of its staff and providing access to all requested records, to facilitate such inspections and audits.

D.	MEDPACE shall take all reasonable steps required by SPONSOR to cure any deficiencies found in any audit, inspection or investigation.

17.	DEBARMENT

A.	MEDPACE hereby represents, warrants, and certifies that neither it nor any of its officers, directors, owners, principals or employees has been or will be at any relevant time hereunder debarred under Section 306 of the Federal Food, Drug and Cosmetic Act, 21 U.S.C. §335a(a) or (b), or similar local law. In the event that any such party becomes debarred, MEDPACE shall notify SPONSOR in writing immediately.

B.

[***]  Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

MEDPACE hereby represents, warrants, and certifies that it has not and shall not use in any capacity the services of any individual, corporation, partnership, or association which has been debarred under Section 306 of the Federal Food, Drug and Cosmetic Act, 21 U.S.C. §335a(a) or (b), or similar local law. In the event MEDPACE becomes aware of or receives notice of the debarment of any individual, corporation, partnership, or association providing services to MEDPACE, which relate to the Services being provided under this Agreement, MEDPACE shall notify SPONSOR in writing immediately.

18.	NON SOLICITATION

Neither Party and its Affiliates shall during the term of this Agreement and for a period of [***] following its termination, either directly or indirectly hire any employee of the other Party with whom it comes into contact as a result of performing under this Agreement, or recruit, solicit, or entice any such person to become employed by it or any Affiliate and shall not approach any such employee for such purpose or encourage, authorize or approve the taking of such action by any other person. The Parties agree that any breach of this provision would cause irreparable harm and that in addition to any and all other available remedies, injunctive relief, without the necessity of a bond or other security, shall be appropriate and available.

19.	ENTIRE AGREEMENT; CONFLICTS

A.	This Agreement and the exhibits attached hereto contain the full understanding of the Parties with respect to the subject matter hereof and supersede all existing agreements, including without limitation the CDA, and all other oral, written or other communications between the Parties concerning the subject matter hereof. This Agreement shall not be amended, modified or supplemented in any way except in writing and signed by a duly authorized representative of SPONSOR and MEDPACE.

B.	In the event that there is any conflict between the provisions of this Agreement and any exhibit hereto, this Agreement shall control.

20.	GOVERNING LAW

This Agreement and the performance hereof shall be governed, interpreted and construed in all respects by the internal laws of the State of Delaware.

21.	NO WAIVER

No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provisions, or conditions, or of any other term, provision, or condition of this Agreement.

22.	INDEPENDENT CONTRACTOR

[***]  Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

In fulfilling its obligations pursuant to this Agreement, each Party shall be acting as an independent contractor. Neither Party is granted any right or authority to assume or to create any obligation or responsibility, expressed or implied, on behalf of or in the name of the other Party.

23.	FORCE MAJEURE

Neither Party shall be liable or deemed to be in material breach for any delay due to causes beyond the reasonable control of the Party, such as war, acts or threats of terrorism, civil disorders, acts of God, or government action (“Force Majeure”); provided, however, that the affected Party promptly notifies the other Party of the cause and its effects on the Services to be performed hereunder and uses commercially reasonable efforts to overcome such occurrence; and provided that if any such Force Majeure lasts for more than [***], the Party not subject to such Force Majeure may terminate this Agreement pursuant to Section 6.B. Financial difficulty shall never be deemed a Force Majeure event.

24.	SEVERABILITY

In the event any provision of this Agreement shall be determined to be void or unenforceable, the remaining provisions shall remain in full force and effect.

25.	ASSIGNMENT

A.	Except as set forth herein, neither Party shall assign this Agreement or any Task Order except with the express prior written consent of the other Party, which consent shall not be unreasonably withheld.

B.	Notwithstanding anything contained herein, a Party may assign this Agreement and/or any Task Order without the prior consent of the other Party, to a successor in interest to such Party by way of merger, consolidation, other business reorganization, operation of law, or the sale of all or substantially all of its assets to which this Agreement pertains, provided that such successor in interest expressly assumes in writing the obligation to perform in accordance with the terms and conditions of this Agreement.

C.	Any assignment or transfer not in accordance with this Article 25 shall be null and void.

26.	SUBCONTRACTING

MEDPACE [***]. MEDPACE shall include in each contract with each [***] subcontractor [***], including without limitation compliance with law, obligations of confidentiality, and allocation of intellectual property rights.

27.	COUNTERPARTS

[***]  Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

This Agreement may be executed in multiple counterparts, including by facsimile or electronic exchange of signed copies in PDF format, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

MEDPACE, INC.

Signature:	/s/ John Wynne
By: John Wynne Title: Executive Director, Business Development Support

BIOGENERICS, INC.

Signature:	/s/ Dennis M. Lanfear
By: Dennis M. Lanfear Title: Chief Executive Officer

EXHIBIT A

FORM OF TASK ORDER

MEDPACE Task Order Number:

MEDPACE Project Number:

This Task Order, dated                     , is between Medpace, Inc. (“MEDPACE”), and BioGenerics, Inc. (“SPONSOR”).

RECITALS:

WHEREAS, MEDPACE and SPONSOR have entered into that certain Master Services Agreement dated January 23, 2012 (the “Master Services Agreement”); and

WHEREAS, pursuant to the Master Services Agreement, MEDPACE has agreed to perform certain Services in accordance with Task Orders from time to time entered into by the Parties, and SPONSOR and MEDPACE now desire to enter into such a Task Order; and

WHEREAS, MEDPACE and SPONSOR desire that MEDPACE provide certain services with respect to              (the “Study”) for the study of the product                  (“Study Product”) as set out in the Protocol Number:                     , which is incorporated herein by reference and attached hereto as Appendix 6;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties hereby agree as follows:

1.	Scope of Work. MEDPACE shall perform the services described in the Scope of Work, attached hereto as Appendix 1, in accordance with the Project Schedule, attached hereto as Appendix 2 and any other documents attached to and specifically referenced in this Task Order (“Services”).

2.	Compensation. For performance of these Services, SPONSOR shall pay to MEDPACE an amount equal to the Project Budget set forth in Appendix 3, which amount shall be payable pursuant to the Payment Schedule set forth in Appendix 4. [***]. It is agreed that [***]. After staff are assigned, [***].

3.	Transfer of Obligations. Sponsor Obligations transferred to MEDPACE by SPONSOR (consistent with the regulations set forth in 21 C.F.R. Section 312, Subpart D) are identified in Appendix 5.

4.	MSA. The provisions of the Master Services Agreement are hereby expressly incorporated by reference into and made a part of this Task Order.

[***]  Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties have hereunto signed this Task Order effective as of the day and year first written above.

MEDPACE, INC.

Signature:

By:

Title:

BIOGENERICS, INC.

Signature:

By: Dennis M. Lanfear

Title: Chief Executive Officer

List of Appendices:

Appendix 1: Scope of Work

Appendix 2: Project Schedule

Appendix 3: Project Budget

Appendix 4: Payment Schedule

Appendix 5: Transfer of Obligations

Appendix 6: Protocol